Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 4 TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of July 26, 2005
          AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) among POLYONE CORPORATION, an Ohio corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Amended and Restated Credit Agreement referred to below (collectively, the “Lenders”) and CITICORP USA, INC., as administrative agent (the “Agent”) for the Lenders.
          PRELIMINARY STATEMENTS:
          (1) The Borrower, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of May 6, 2003, as amended by Amendment No. 1 dated as of August 27, 2003, Amendment No. 2 dated as of September 25, 2003 and Amendment No. 3 and Waiver dated as of August 5, 2004 (such Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined in the Credit Agreement are used herein as therein defined).
          (2) The Borrower has requested, and the Required Lenders have agreed, that the Credit Agreement be amended as hereinafter set forth.
     SECTION 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
     (1) Section 5.03(a) is hereby amended and restated in its entirety to read as follows:
     (a) Interest Coverage Ratio. Maintain an Interest Coverage Ratio during each fiscal quarter set forth below of not less than the ratio set opposite such fiscal period:

Period	Ratio
July 1, 2005 and thereafter	2.00:1
     (2) Section 5.03(b) is hereby amended and restated in its entirety to read as follows:
     (b) Borrowed Debt/Adjusted EBITDA Ratio. Maintain a Borrowed Debt/Adjusted EBITDA Ratio during each fiscal quarter set forth below of not more than the ratio set opposite such fiscal period:

Period	Ratio
July 1, 2005 through September 30, 2005	4.75:1

October 1, 2005 through December 31, 2005	4.65:1

January 1, 2006 and thereafter	4.50:1

     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when, and only when the Agent shall have received (i) counterparts of this Amendment executed by the Borrower and the Required Lenders and (ii) certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.
     SECTION 3. Representations and Warranties of the Company. The Company represents and warrants as follows:
          (a) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s charter or code of regulations, (ii) violate any applicable law, rule, regulation, order, writ judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Borrower under, or result in or require the creation of any Lien upon any property of the Borrower pursuant to the terms of any agreement or instrument binding on or affecting the Borrower or any of its properties other than in favor of the Collateral Trustee for the benefit of the Secured Parties.
          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby.
          (c) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.
          (d) The representations and warranties contained in the Loan Documents are correct on and as of the date of this Amendment, as though made on and as of such date, except to the extent that any such representation and warranty relates to a specific date in which case such representation and warranty shall be true and correct as of such earlier date.
     SECTION 4. Reference to and Effect on the Credit Agreement.
          (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
          (b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral

Documents and the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement.
     SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement
     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

POLYONE CORPORATION
By	/s/ John Rastetter
Title: Treasurer

CITICORP USA, INC., as Agent and as Lender
By	/s/ Joronne Jeter
Title: Managing Director

NATIONAL CITY BANK, as Issuing Bank and as Lender
By	/s/ Victor Rivera
Title: Chief Credit Officer

NATIONAL CITY BUSINESS CREDIT, INC., as Lender
By	/s/ Michael Fine
Title: Director

KEYBANK NATIONAL ASSOCIATION, as Lender
By	/s/ Francis W. Lutz, Jr.
Title: Vice President